Exhibit 99.1

ISILON SYSTEMS ANNOUNCES 2009 SECOND QUARTER RESULTS

SEATTLE, WA — July 30, 2009 — Isilon® Systems (NASDAQ: ISLN), the leader in scale-out NAS, today announced its financial results for the second quarter ended June 30, 2009.  Revenue for the quarter was $29.0 million, up 8 percent sequentially compared with $26.9 million in the first quarter of 2009 and up 3 percent compared with $28.2 million in the second quarter of 2008.

“Isilon’s solid second quarter revenue growth and close management of operating expenses have enabled us to continue our steady progress toward profitability,” said Sujal Patel, President and Chief Executive Officer, Isilon Systems. “Our strong gross margin in Q2 and improving EPS primarily reflect improvements in our supply chain and services management.  They also reflect a growing awareness of the value that Isilon’s scale-out NAS platform is creating for customers.  At a time when enterprise IT buyers are required to meet ever-growing business demands with shrinking capital and operating budgets, Isilon’s scale-out NAS solutions provide clear and compelling economic and business value.”

Financial results for the second quarter of 2009 included the following:

  Gross margin for the second quarter of 2009 was 57.0%, compared with 40.3% in the first quarter of 2009 and 56.9% in the second quarter of 2008. Gross margin for the first quarter of 2009 was reduced by 14 percentage points due to a non-cash inventory write-down of $3.8 million.
  Net loss for the second quarter of 2009 was $3.7 million, or $0.06 per share, compared with net loss of $10.4 million, or $0.16 per share in the first quarter of 2009.  Net loss in the second quarter of 2008 was $5.8 million, or $0.09 per share.  Non-GAAP net loss for the second quarter was $2.0 million, or $0.03 per share, compared with non-GAAP net loss of $8.9 million, or $0.14 per share in the first quarter of 2009.  Non-GAAP net loss in the second quarter of 2008 was $4.3 million, or $0.07 per share. GAAP and non-GAAP net loss for the first quarter of 2009 includes $3.8 million, or $0.06 per share, related to the non-cash inventory write-down.
  As of June 30, 2009, cash, cash equivalents and marketable securities were $75.5 million, compared with $76.3 million as of March 31, 2009

Conference Call

Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon's financial results for the second quarter of 2009. The conference call will be webcast on the Investor Relations section of Isilon's website at www.isilon.com/company where it will be archived. In addition, the live conference call will be accessible by telephone at 866-202-4683 or 617-213-8846, passcode 64524444. A replay of the call will be available by telephone approximately two hours after the call ends until 9:00 p.m. PT (12:00 midnight ET), August 6, 2009, at 888-286-8010 or 617-801-6888. The replay passcode is 10730994.

About Isilon Systems

Isilon Systems (NASDAQ: ISLN) is the proven market leader in scale-out NAS. Our clustered storage and data management solutions drive unique business and economic value for customers by maximizing the performance of their mission-critical applications, workflows and processes.  Isilon enables enterprises and research organizations world-wide to manage large and rapidly growing amounts of file-based data in a highly scalable, easy-to-manage, and cost-effective way. Information about Isilon can be found at http://www.isilon.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share.  Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods.  The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share exclude stock-based compensation expenses and restructuring charges.  Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results.  Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business.  Non-GAAP results also exclude a restructuring charge related to expenses incurredduring the second quarter in connection with a reduction in the company’s workforce.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon's results of operations in conjunction with the corresponding GAAP measures.  We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures.  We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Isilon’s financial and operating results; the benefits of our products and services, and our ability to achieve our goals, plans and objectives; and steps designed to reduce Isilon’s costs, improve efficiencies and continue to progress toward and attain profitability. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Forward-looking statements involve risks, uncertainties, and assumptions.  If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements.  There can be no assurances that forward-looking statements will be achieved.  Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in the storage of file-based data and scale-out NAS category; demand for the Company’s products and services; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to manage our supply chain and improve operational efficiency while building and expanding our direct sales, reseller and distribution channels; new product introductions and our ability to develop and deliver innovative products and provide high-quality service and support offerings; as well as U.S. and global macroeconomic and industry conditions, including expenditure trends for storage-related products.  These and other important risk factors and assumptions are detailed in documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 filed February 20, 2009, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations.  The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.

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Contacts:

Press:
Chris Blessington, Senior Director of Marketing and Communications, Isilon Systems,
+1-206-315-7500, chris.blessington@isilon.com

Investors:
+1-206-315-7500, investor-relations@isilon.com

Isilon Systems, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Revenue:
Product	$21,827	$22,657	$41,696	$42,409
Services	7,164	5,525	14,180	9,897

Total revenue	28,991	28,182	55,876	52,306

Cost of revenue:
Product	8,877	9,155	20,060	17,564
Services (1)	3,588	2,993	8,462	5,813

Total cost of revenue	12,465	12,148	28,522	23,377

Gross profit	16,526	16,034	27,354	28,929

Operating expenses:
Research and development (1)	5,837	5,980	12,246	11,470
Sales and marketing (1)	10,458	12,405	21,600	24,205
General and administrative (1)	3,725	4,064	7,618	10,460
Restructuring Charges	357	-	357	-

Total operating expenses	20,377	22,449	41,821	46,135

Loss from operations	(3,851)	(6,415)	(14,467)	(17,206)

Interest income and other	239	660	538	1,462

Loss before income tax expense	(3,612)	(5,755)	(13,929)	(15,744)

Income tax expense	(122)	(64)	(218)	(173)

Net loss	$(3,734)	$(5,819)	$(14,147)	$(15,917)

Net loss per common share, basic and diluted	$(0.06)	$(0.09)	$(0.22)	$(0.25)
Shares used in computing basic and diluted net loss per common share	64,085	63,147	63,998	62,947

(1) Includes stock-based compensation as follows:
Cost of revenue	$94	$18	$142	$78
Research and development	483	231	854	412
Sales and marketing	344	554	921	1,185
General and administrative	425	693	991	1,118

Isilon Systems, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)
	As of
	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$30,711	$34,342
Marketable securities	44,755	43,441
Trade receivables, net of allowances of $322 and $250, respectively	15,594	14,436
Inventories	6,028	12,433
Other current assets	4,288	4,243
Total current assets	101,376	108,895

Property and equipment, net	8,712	11,295
Total assets	$110,088	$120,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,177	$9,779
Accrued liabilities	4,282	4,188
Accrued compensation and related benefits	6,511	5,879
Deferred revenue	20,348	18,209
Total current liabilities	38,318	38,055

Deferred revenue, net of current portion	9,750	8,954
Deferred rent, net of current portion	2,963	3,158
Total liabilities	51,031	50,167

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	201,054	197,685
Accumulated other comprehensive income (loss)	(183)	5
Accumulated deficit	(141,815)	(127,668)
Total stockholders' equity	59,057	70,023
Total liabilities and stockholders' equity	$110,088	$120,190

Isilon Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Cash flows from operating activities
Net loss	$(3,734)	$(5,819)	$(14,147)	$(15,917)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,537	1,573	3,184	3,091
Amortization (accretion) of discount (premium) on marketable securities	81	(43)	139	(122)
Stock-based compensation expense	1,346	1,496	2,908	2,793
Changes in operating assets and liabilities:
Accounts receivable, net	(2,080)	(1,066)	(1,158)	1,288
Inventories	1,026	1,226	6,405	(2,164)
Other current assets	227	(689)	31	(1,273)
Accounts payable	(1,830)	225	(2,003)	(718)
Accrued liabilities, compensation payable and deferred rent	1,438	(1,205)	473	(246)
Deferred revenue	1,320	2,688	2,937	5,080

Net cash used in operating activities	(669)	(1,614)	(1,231)	(8,188)

Cash flows from investing activities
Purchases of property and equipment	(247)	(2,177)	(1,271)	(2,989)
Purchases of marketable securities	(21,481)	(14,990)	(25,982)	(24,068)
Proceeds from sales and maturities of marketable securities	11,525	23,820	24,325	39,870

Net cash provided by (used in) investing activities	(10,203)	6,653	(2,928)	12,813

Cash flows from financing activities
Proceeds from the exercise of stock options and purchases of stock under
employee stock purchase plan	59	362	427	362
Repurchases of unvested common stock	-	-	-	(13)

Net cash provided by financing activities	59	362	427	349

Effect of exchange rate changes on cash and cash equivalents	151	(11)	101	(3)
Net increase (decrease) in cash and cash equivalents	(10,662)	5,390	(3,631)	4,971

Cash and cash equivalents at beginning of period	41,373	38,580	34,342	38,999
Cash and cash equivalents at end of period	$30,711	$43,970	$30,711	$43,970

Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

	Gross margin %	Operating Expenses	Loss from operations	Net loss	Net loss per common share, basic and diluted
Three Months Ended
June 30, 2009
GAAP	57.0%	$20,377	$(3,851)	$(3,734)	$(0.06)
Adjustments:
Stock-based compensation	0.3	(1,252)	1,346	1,346	0.02
Restructuring Charges	-	(357)	357	357	0.01
Non-GAAP	57.3%	$18,768	$(2,148)	$(2,031)	$(0.03)

March 31, 2009
GAAP	40.3%	$21,444	$(10,616)	$(10,413)	$(0.16)
Adjustments:
Stock-based compensation	0.2	(1,514)	1,562	1,562	0.02
Non-GAAP	40.5%	$19,930	$(9,054)	$(8,851)	$(0.14)

June 30, 2008
GAAP	56.9%	$22,449	$(6,415)	$(5,819)	$(0.09)
Adjustments:
Stock-based compensation	0.1	(1,478)	1,496	1,496	0.02
Non-GAAP	57.0%	$20,971	$(4,919)	$(4,323)	$(0.07)

Six Months Ended
June 30, 2009
GAAP	49.0%	$41,821	$(14,467)	$(14,147)	$(0.22)
Adjustments:
Stock-based compensation	0.2	(2,766)	2,908	2,908	0.05
Restructuring Charges	-	(357)	357	357	0.01
Non-GAAP	49.2%	$38,698	$(11,202)	$(10,882)	$(0.16)

June 30, 2008
GAAP	55.3%	$46,135	$(17,206)	$(15,917)	$(0.25)
Adjustments:
Stock-based compensation	0.2	(2,715)	2,793	2,793	0.04
Non-GAAP	55.5%	$43,420	$(14,413)	$(13,124)	$(0.21)